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                                                                   EXHIBIT 10.31

                              AMENDED AND RESTATED
                       MANUFACTURING AND LICENSE AGREEMENT

            THIS AMENDED AND RESTATED MANUFACTURING AND LICENSE AGREEMENT (this "AGREEMENT") is entered into this 12th day of October, 1999 between POWELL MANUFACTURING COMPANY, INC, a South Carolina corporation with its executive offices at P.O. Box 707, Bennettsville, South Carolina 29512-707 ("POWELL") and STAR SCIENTIFIC, INC., a Delaware corporation with its executive offices at 16 South Market Street, Petersburg, Virginia 23803 ("STAR"). This Agreement amends and restates the terms of that certain Manufacturing and License Agreement dated as of January 25, 1999, by and between Powell and Star, as amended prior to the date hereof.

                                    RECITALS

            WHEREAS, Star holds certain exclusive licensing rights under United States patents and patents pending for methods of curing tobacco and tobacco products (the "STAR PATENT RIGHTS"); and

            WHEREAS, Star desires to have tobacco curing barns manufactured for it pursuant to its specifications to be used by Star and others for the curing of tobacco pursuant to Star's licensing rights; and

            WHEREAS, Powell is in the business of manufacturing tobacco curing barns and is willing to manufacture barns for Star as described above;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.          PURCHASE AND SALE REQUIREMENTS.

            1.1         TERM; TERMINATION.

                         (a)         The terms of this Agreement (as amended
hereby) shall become effective on the date hereof and expire on [***] (the "EXPIRATION DATE"). Notwithstanding the foregoing, this Agreement will automatically renew for three successive one year periods unless either party provides written notice to the other on or before the date which is nine (9) months prior to the expiration of the then current term of the Agreement of such party's election to terminate the Agreement.




Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.
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                        (b)         Either party (the "NONBREACHING PARTY")
shall have the right to terminate this Agreement upon [***] prior written notice to the other party (the "BREACHING PARTY") upon the occurrence of the breach of any material provision of this Agreement, unless the Breaching Party cures or corrects such breach within the [***] after the written notice by the Nonbreaching Party.

            1.2 REQUIREMENTS; SPECIFICATIONS. Upon the terms and subject to the conditions set forth in this Agreement, Star will order and purchase from Powell, and Powell will sell to Star, Star Barns (as defined below) to be delivered on or prior to the Expiration Date. Star shall purchase exclusively from Powell up to [***] Star Barns per Production Period (as defined below). Thereafter, Star may purchase additional Star Barns during such Production Period [***] The Star Barn shall be manufactured to the specifications set forth on Exhibit A attached hereto. Subject to the preceding sentence, and with the prior written consent of Star, which shall not be withheld unreasonably, Powell will have the right to make changes in the design, components and materials used in the Star Barn so long as such alterations do not change the specifications set forth on Exhibit A and, in Powell's reasonable judgment, negatively effect the Star Barn's quality, performance or conformance to applicable warranties.

            1.3 GOVERNING TERMS. All Star Barns purchased under the terms and conditions of this Agreement shall be subject to the commercial terms and conditions set forth on the Star purchase order attached hereto as Exhibit
B. Any attempt by the parties to alter such terms and conditions shall be null and void, unless otherwise agreed by the parties in writing. In the event of any conflict between the purchase order and this Agreement, the terms of this Agreement will prevail.

2.          ORDERS AND PRODUCTION.

            2.1 PRIOR ORDER. The parties acknowledge that, on July 16, 1999, Star submitted, and Powell accepted, Powell purchase order No. 4 for two hundred (200) Star Barns for delivery by January, 2000 (the "PRIOR ORDER").








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.
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            2.2         FUTURE ORDERS.

                        (a) The parties agree that, contemporaneously with the execution of this Agreement, Star will: (i) resubmit the Prior Order to reflect the [***] (the "REPLACEMENT ORDER"); (ii) submit a purchase order for four hundred (400) Star Barns for delivery by June 30, 2000; and (iii) submit a purchase order for four hundred (400) Star Barns for delivery by December, 2000. All such purchases shall be subject to the terms and conditions of this Agreement, including the pricing provisions of Section 3. [***]

                        (b) Star will submit all future orders for Star Barns using the purchase order attached hereto as Exhibit B. Star agrees to use commercially reasonable efforts to submit purchase orders for all Star Barns that are to be delivered during any Production Period (as defined below) that begins on or after July 1, 2000, prior to the commencement of such Production Period. As used herein, "PRODUCTION PERIOD" shall mean (i) the period commencing on the date hereof and ending June 30, 2000, or (ii) any subsequent twelve month period commencing July 1 and ending June 30. All future orders must be accompanied by a production schedule mutually agreed upon by the parties. [***]


            2.3         PRODUCTION.

                        (a) Powell agrees to manufacture all Star Barns to be delivered hereunder using new materials of good quality and good manufacturing practices. Powell shall deliver the Star Barns on the dates set forth in the purchase orders submitted by Star to they extent they are consistent with the agreed upon production schedules; provided, that Powell will not be required to manufacture and deliver, in any Production Period, more than nine hundred and sixty (960) Star Barns unless it has received a binding purchase order for such additional Star Barns at least four (4) months prior to the commencement of such Production Period; provided, further, that Powell will not be required to manufacture and deliver, in any Production Period, more than [***]

                        (b) In the event Powell breaches its obligations under Section 2.3(a) by failing to deliver Star Barns on the dates set forth in Star's purchase orders, the Purchase Price of such delayed Star Barns shall be subject to reduction as provided in this Section 2.3(b). [***]








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.



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[***]


3.          PRICING; PAYMENT.

            3.1 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for each of the Star Barns ordered and purchased pursuant to the terms of this Agreement shall be [***] subject to the adjustments set forth in Section 4 below.

            3.2 PAYMENT TERMS. The parties acknowledge that Powell's standard payment terms for qualifying customers are net thirty (30) days. Under the standard payment terms, any payments received after thirty days will incur a late fee of [***]. Star will provide Powell with evidence of available credit facilities, financial statements and such other information as Powell shall reasonably request in order to determine whether Star qualifies for such terms. [***] On the first Monday of each Payment period during the term of this Agreement, Star shall make the Payments, in the amount of the applicable Purchase Price multiplied by the weekly estimate (or by two or four times the Weekly Estimate, as applicable, by wire transfer into Powell's account pursuant to the wiring instructions set forth on Exhibit C attached hereto. Powell will send invoices to Star with each shipment of Star Barns and the Payments will be applied against such invoices in chronological order. Any Payment which is not received by Powell within three (3) days of its due date will incur a one and [***] late fee charge. Powell will apply a credit for the Payments made under the Prior Order at the Standard Price toward the Payments to be made pursuant to the Replacement Order at the Discount Price.








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.




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4.          PRICE ADJUSTMENTS.

[***]







Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.



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[***]

5.          DELIVERY.

            All Star Barns will be delivered F.O.B. Powell's facility in Bennettsville, South Carolina, unless otherwise agreed to in writing by the parties. If requested by Star, Powell will use its reasonable best efforts to assist in the delivery and setting of the Star Barns, however, Star shall be solely responsible for all transport costs, setting charges, permit costs, taxes and insurance costs for deliveries to customer sites. If Star contracts with Powell for transport and setting, transport charges shall be based on [***]. Star shall have the responsibility to provide the hook-up of all utilities at the customer site.

6.          LIMITED WARRANTY.

            Each Star Barn sold to Star hereunder shall be sold with the Limited Warranty attached hereto as Exhibit E. [***] In addition to the limitations set forth in said Exhibit E, it is further agreed that no warranty is granted or to be implied that the Star Barn will cure tobacco to Star's specifications or those of any other party. EXCEPT AS EXPRESSLY PROVIDED HEREIN, POWELL MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND OR NATURE WITH RESPECT TO THE STAR BARNS.








Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.



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7.          SPARE PARTS.

            Attached hereto as Exhibit F is a list of spare parts for the Star Barn recommended by Powell. Powell shall make such spare parts available to Star and others directly and/or through normal dealer networks, for a period of [***] following the delivery of the last Star Barn to be delivered hereunder.

8.          TRAINING.

            Powell will provide to Star and/or others, at Powell's expense, three (3) annual training seminars on the mechanical and electrical operation of a Star Barn. At least two of such seminars shall be at locations in Virginia, North Carolina and/or Kentucky, as specified by Star.

9.          LICENSE.

            For so long as this Agreement remains in effect, Star hereby grants to Powell a limited, non-transferable license under the Star Patent Rights for the purpose of manufacturing and selling, exclusively to Star, the Star Barns pursuant to purchase orders submitted by Star. [***]

10.         TRADE SECRETS AND CONFIDENTIAL INFORMATION.

            10.1 CONFIDENTIALITY. Powell acknowledges that it will be entrusted with Trade Secrets and Confidential Information that Star has developed and has a legitimate business interest in protecting. Pursuant thereto, Powell agrees:

                        (a) to treat confidential information and not, without the prior written approval of Star, to use (other than in the performance of its duties hereunder), publish, disclose, copyright or authorize anyone else to use, publish, disclose or copyright: any Trade Secrets during the terms of this Agreement and subsequent thereto; or Confidential Information either during the term hereof or for three (3) years following the expiration or termination of this Agreement;

                        (b) to disclose the Confidential Information only to those employees, consultants or other agents necessary for Powell to perform this Agreement.

            10.2 EXCEPTIONS. The restrictions in Section 10.1 shall not apply to any information which:









Note: Redacted portions have been marked with [***]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.



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                        (a)         is in the public domain by use and/or
publication at the time of its receipt by Powell or enters the public domain thereafter through no fault of Powell;

                        (b) was validly in Powell's possession from a source other than Star prior to receipt;

                        (c) was properly obtained by Powell from a third party, provided Powell was not under any confidentiality obligation to such third party; or

                        (d) was previously developed independently by Powell, as shown by written documentation delivered to Star within thirty (30) days of the receipt of such information.

            10.3 BINDING ON OTHERS. Powell further agrees that it will require each of its employees, consultants or other agents to be bound by the restrictions stated herein and that, upon the request of Star, Powell will provide evidence satisfactory to Star of having fulfilled such requirement to Star.

            10.4        DEFINITIONS.

                        (a) "CONFIDENTIAL INFORMATION" shall mean any and all information, whether or not in tangible form, of a confidential, proprietary or secret nature belonging to Star or licensed by it, other than Trade Secrets, which is material to Star and not generally known by the public, including but not limited to, all information annotated by a legend, stamp or other written identification as "Confidential."

                        (b) "TRADE SECRET" shall mean any and all information, whether or not in tangible form, belonging to Star or licensed by it, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the generality of the foregoing, Trade Secrets shall include but are not limited to studies, results, reports, price lists, product codes, product strategies, technical or nontechnical data, formulae, techniques, drawings, designs, processes, financial data, financial plans, product plans, marketing plans, advertising plans, lists of actual or potential customers or suppliers, and related items.

11.         MISCELLANEOUS.

            11.1 ENTIRE AGREEMENT. This Agreement and the attached exhibits constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior agreement or understandings of the parties. There are no other oral or written understandings or agreements between Powell and Star relating to the subject matter hereof. This Agreement may not be modified except by a writing signed by both parties. This Agreement may be executed in multiple originals



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and counterparts. Both parties agree and acknowledge that the terms of any sales orders, invoices, confirming memoranda, standard business form or other similar writing issued after the date of this Agreement shall be governed by this Agreement and shall not modify the terms hereof unless expressly agreed to in writing by the parties hereto.

            11.2 SEVERABILITY. All provisions of this Agreement are severable, and any which are deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof and this Agreement shall be enforced and interpreted as if the invalid or unenforceable provisions were not contained herein and any partially valid and enforceable provisions shall be enforced to the extent valid or enforceable.

            11.3 FORCE MAJEURE. Notwithstanding anything herein to the contrary, any failure or delay in the performance by Powell or Star of its obligations hereunder (other than performance of any obligations to make any payment) shall not be a breach of this Agreement if such failure or delay arises out of or results from fire, storm, flood, earthquake, or other acts of God, explosions, wars, insurrections, government order or regulation, strikes, work stoppages or slowdowns, unavailability of fuel or utilities, unforeseen equipment failure, inability to obtain raw materials or components despite best efforts to do so, or other causes beyond the control of such party. Any such delay shall extend the time allowed for performance or excuse performance, in whole or in part, as may be reasonable, provided that as soon as performance is possible the non-performing party shall immediately resume performance and, in no event shall performance be excused for more than sixty (60) days.

            11.4 NOTICES. Any notices required by this Agreement shall be deemed given if sent by certified or registered mail, return receipt requested, by a recognized overnight delivery service, or by confirmed facsimile transmission, to the address of the party as follows, unless and until otherwise notified in writing, with receipt effective only on actual receipt:



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
TO POWELL :                                    TO STAR:

Powell Manufacturing , Inc.                    Star Scientific, Inc.
P.O. Box 707                                   16 South Market Street
Bennettsville, South Carolina 29512-707        Petersburg, Virginia 23803
Attn.: Richard Herskowitz                      Attn.: Jim McNulty
Fax : (843) 479-7739                           Fax : (804) 861-6215

With a copy (which shall not constitute
Notice) to:                                    Paul, Hastings, Janofsky & Walker LLP
                                               1299 Pennsylvania Avenue, N.W.
                                               Tenth Floor
                                               Washington, D.C. 20004-2400
                                               Attention:  Paul L. Perito, Esq.
                                               Telecopier No.:  (202) 508-9700
and

                                               Paul, Hastings, Janofsky & Walker LLP
                                               600 Peachtree Street
                                               Suite 2400
                                               Atlanta, Georgia 30308
                                               Attention:  W. Andrew Scott, Esq.
                                               Telecopier No.:  (404) 815-2424

            11.5 GOVERNING LAW. This Agreement and the relationship between the parties hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia. Any claim or action under this Agreement shall be brought in the state or federal courts sitting in the Commonwealth of Virginia, and the parties hereby consent to the personal jurisdiction of such courts.

            11.6 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Notwithstanding the foregoing neither this Agreement nor the license granted hereunder may be assigned by Powell to any other party without the prior written consent of Star.

                         (SIGNATURES ON FOLLOWING PAGE)



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            IN WITNESS WHEREOF, the parties have cause this Agreement to be duly executed as of the date first written above.

POWELL MANUFACTURING COMPANY, INC.                   STAR SCIENTIFIC, INC.

By:____________________________              By:___________________________
Name: A. Richard Herskowitz                  Name:



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